U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 22, 2002

                       COMMISSION FILE NUMBER: 000-32141


                              Nutra Pharma Corp.
            (Exact name of registrant as specified in its charter)



            California                                 91-2021600
-----------------------------------------          -------------------------
(State or jurisdiction of incorporation            (I.R.S. Employer I.D. No.)
 or organization


485 Martin Lane, Beverly Hills, California                  90210
(Address of principal executive offices)                  (Zip Code)
------------------------------------------             ----------------

Registrant's telephone number: (310) 858-7088

            4900 9th Avenue NW, Suite 201, Seattle, Washington 98102
           ---------------------------------------------------------
         (Former name or former address, if changed since last report)


Item 1. Change In Control of Registrant

Not Applicable

Item 2. Acquisition or Disposition of Assets


                                   TRANSACTION

On August 22, 2002, Nutra Pharma Corp ("Nutra Pharma") consummated the acquisition of Bio Therapeutics, Inc., a Florida corporation ("Bio Therapeutics"), provided for in the Definitive Agreement dated May 30, 2002 and the Closing Agreement for the Exchange of Common Stock dated August 20, 2002. Pursuant to the Agreement, Bio Therapeutics was acquired by Nutra Pharma and became a wholly owned subsidiary of Nutra Pharma.In connection with the transaction, Nutra Pharma issued 11,130,885 shares of its Common Stock, $.001 par value ("Common Stock"), to all holders of Bio Therapeutics common stock in exchange for 11,130,885 shares of Bio Therapeutics common stock. Certain of the foregoing shares of Nutra Pharma common stock are being held in escrow to secure Bio Therapeutic's obligations under the Agreement.

The consideration set forth above was determined by arms length negotiations between the executive management of Nutra Pharma and the executive management of Bio Therapeutics.

The description of the Acquisition Agreement set forth herein is qualified in its entirety by reference to the copy of the Definitive Agreement dated May 30, 2002 and the Closing Agreement for the Exchange of Common Stock dated August 12, 2002, which are filed as exhibits to this Report and which is incorporated herein by reference.

                               Business in General

Nutra Pharma is a developmental stage biopharmaceutical company with drugs for multiple sclerosis, or MS, cancer, HIV and neuromuscular disorders. The Company has also developed a number of unique patented drug delivery platforms for topical and needle free delivery of these unique drugs. Its lead drug candidate, Alpha-Immunokine, a novel modified protein has been studied as a treatment for several clinical disorders.

Nutra Pharma's drug is the first of a new class of therapeutics. It may offer superior (or complementary) efficacy and much greater tolerability than current MS treatments. And it may prove beneficial to a broad range of MS, irrespective of disease severity. The Immunokine has been approved for formal controlled clinical trials in MS. Alpha-Immunokine-NNS, is derived from a small protein called alpha-cobratoxin. Native alpha-cobratoxin is a potent poison extracted from cobra venom. A specific chemical process modifies the cobra toxin, eliminating its deadly effect. The Immunokine retains some of the affinities of the native toxin, but to a much diminished degree -- likely a key factor in the agent's purported therapeutic effects.

                            Forward Looking Statements

This report contains forward-looking statements. Nutra Pharma Corp.'s expectation of results and other forward-looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

                                Business Overview

Multiple Sclerosis is a rather mysterious illness of unknown cause and highly variable clinical course. It is believed to be an autoimmune disease in which the body's system damages primarily the central nervous system. MS destroys the insulating fatty material surrounding the nerve fibers, known as myelin. Myelin functions to speed signals from one end of the nerve cell to the other (much like the insulation on electrical wiring). Myelin is attacked by cells of the immune system thereby impairing nerve signal transfer -- a destructive process termed demyelination. Demyelinated nerve cells are also at risk of irreversible damage.

People with MS may experience diverse signs and symptoms. MS symptoms may include pain, fatigue, cognitive impairment, tremors, loss of coordination and muscle control, loss of touch sensation, slurred speech and vision impairment. The course of the disease is unpredictable. For most MS patients, the disease initially manifests a 'relapsing-remitting' pattern. Periods of apparent stability are punctuated by acute exacerbations -- sudden unpredictable episodes that might involve impaired vision, diminished ability to control a limb, loss of bladder control, or a great variety of other possible neurologic deficits. In relapsing-remitting MS, some or all of the lost function returns. However, the patient sustains an unceasing, often insidious, accumulation of neuronal damage. As the burden of neural damage grows, new lesions are more likely to produce irreversible impairment of function. Typically, about eight to fifteen years after onset, MS patients enter the secondary-progressive phase.

Eventually, progressive MS sufferers become wheel chair bound, may become blind and even incapable of speech. There is currently no licensed drug that reverses the course of the progressive form of MS.

Immunokine, Nutra Pharma's lead drug candidate, Alpha-Immunokine-NNS, is derived from a small protein called alpha-cobratoxin. Native alpha-cobratoxin is a potent poison extracted from cobra venom.

A specific chemical process modifies the cobra toxin, eliminating its deadly effect. The Immunokine retains some of the affinities of the native toxin, but to a much diminished degree -- likely a key factor in the agent's purported therapeutic effects.
Business Strategy

The Company will continue its synthesis of new peptide drug candidates (collectively referred to as Immunokines), and will begin its first recombinant production of these peptides for human and veterinary applications. The Company will focus on the registration of these first products for use in veterinary medicine. The Company believes this approach will provide early revenues while the Company completes the final recombinant peptides to be used in human trials for the treatment of Multiple Sclerosis.
Product & Service Offerings

Various formulations of interferon-beta and copaxone therapies for multiple sclerosis have brought hope to many thousands of patients. Yet, adoption of these drugs have been hindered by limited efficacy, side effects, inconvenience and price.

Nutra Pharma's Alpha-Immunokine, a novel modified protein, has been studied as a treatment for several clinical disorders.

In the U.S. many patients with relapsing forms of MS are not receiving approved 'disease-modifying' therapies. In most other countries, where MS is prevalent, including Western Europe and Canada, penetration of that segment of the MS population remains modest. And worldwide, only a handful of patients with progressive forms of the disease are on an approved disease-modifying therapy. Nevertheless, sales of the beta-interferons and copaxone for MS surpassed $900 million in 1998, and may approach $1.3 billion this year.

Nutra Pharma's drug is the first of a new class of therapeutics. It may offer superior (or complementary) efficacy and much greater tolerability than current MS treatments. And it may prove beneficial to a broad range of MS, irrespective of disease severity. The Immunokine has been approved for formal controlled clinical trials in MS.

A new formulation of the modified protein may also prove effective when administered orally. Nutra Pharma has recently developed a new spray "puffer" that permits efficient delivery of the agent through the oral mucosa. Patent applications have been filed. Oral delivery may provide MS patients with an additional "quality of life" benefit by eliminating or decreasing the requirement for routine injections.

Does the Immunokine also slow the underlying progression of MS? Nutra Pharma researchers believe it may well do so. Development of new neurological impairment seems infrequent. The severity of acute exacerbations may be blunted. However, the small number and diversity of patients in the initial trials, the variability of MS, and the open-label 'uncontrolled' format of the pilot studies, complicate that assessment. It should be noted, however, that alpha-cobratoxin, chemically modified in a somewhat different manner than that employed by Nutra Pharma, has been shown to inhibit the development of EAE -- an animal model of MS.

                               Product Development

The Company has completed a number of critical milestones. New drug development requires the coming together of a variety of seemingly unrelated development programs. Early in the development process, the initial drug candidates must show some promise or they will be abandoned. Assuming a drug candidate does show promise, the drug must be optimized and a variety of manufacturing processes must be evaluated. It is often during this stage that critical intellectual property is defined and patents are filed and defended.

For the Immunokine drug(s) it was necessary to design, build and validate equipment that would be used in the manufacturing process. Since such equipment did not exist, the task was a critical part of the feasibility assessment. The final drug could not be tested until this process was complete and validated.

Another significant milestone was the development of one or more proprietary drug delivery platforms. The Company first patented a method of topical skin delivery (Patent issued) now known as MET technology which enabled the delivery of the Immunokine(s) in a cream or ointment. The most recent milestone addressed the completion and filing of a patent allowing the Immunokine drug to be delivered as a buccal spray, for those applications where injections using needles were impractical. The Company has successfully used the same drug formulation for all three delivery formats which now allow the final drug to be validated in animal and human clinical trials. These trials will continue for 2-3 years and will result in the approval of the drug for human use in the U.S., Canada and Europe. The Company's critical patents have been issued or are now pending.

These developmental milestones have allowed the Company to develop, test and choose what it believe to be the best processes and formulations for the Immunokine drug(s) which represent a new class of powerful therapeutics which have few adverse side affects. Years of preliminary testing in animal and human clinical trials would suggest that the Company is ready for final trials which are now expected to begin in 2003.

                                Additional Studies

Clinical investigations of the Immunokine have been conducted in a variety of other neurologic, viral, and cancer-related disorders. There have been no significant safety issues with the Immunokine; tolerability is excellent.

For example, the agent has been investigated in clinical studies conducted at the University of Santiago in Chile. Studies involving patients evaluated the Immunokine as a treatment for advanced prostate cancer and in the management of herpes-virus infections -- particularly recurrent varicella zoster (Shingles). The investigators noted significant symptomatic improvements (relief of fatigue and pain). They also believe that the drug exhibited antiviral and possibly antitumor activity. Those accounts support the great safety and tolerability of the drug, and are consistent with reports from the Ministry of Health's trials.

Veterinary studies complement the human clinical experience, providing additional data.

For example, favorable results have been reported by treating various animals for Feline Leukemia, FIV (a feline virus analogous to HIV), canine malignancies, and a variety of other prevalent animal diseases and disorders. Without the drug, most of these veterinary patients would have been candidates for euthanasia.


                               Technology Overview

Nutra Pharma has two primary technology platforms from which it develops multiple products. The first of these platforms involves a proprietary and patented method for altering the three-dimensional structure of certain proteins and peptides found in nature. The result is that the desirable receptor-binding characteristics of these proteins are preserved and enhanced while the negative properties are either muted or eliminated. The binding of specialized signaling proteins and peptides to cell surface receptors is an important part in the pathogenesis and progression of many different diseases. Nutra Pharma believes that if modified peptides which do not activate the normal biochemical pathways necessary for disease progression can instead be made to bind with these key receptor sites, they could be powerful therapeutic agents. In addition, it is possible that properly designed high-affinity peptides, once bound to the appropriate receptor sites, could temporarily restore normal function to diseased tissue or exert a beneficial immunomodulatory effect.

Nutra Pharma has recently received allowance of a very broad patent from the United States Patent Office covering its proprietary method of peptide modification. Aside from protecting its own drugs, this patent could prove to be a source of significant royalty income to the Company in the future. Any pharmaceutical companies that might develop new drugs using this method would now have to pay royalties to Nutra Pharma. In addition, the Company has filed a "composition of matter" patent application on its lead product candidate.

The Company's second major technology platform is an innovative aerosolized drug delivery system. Many therapeutic agents cannot be effectively delivered by aerosol formulation due to their large size and/or irregular shapes. Since they cannot be ingested orally without being degraded by the digestive system, patients have no alternative but to inject these drugs directly. To address this problem, Nutra Pharma has developed a proprietary aerosol formulation (patent pending) which greatly enhances the permeability of the mucous membranes found on the roof of the mouth and the back of the throat (buccal delivery). This allows for the easy and efficient systemic delivery into the bloodstream of a much wider variety of proteins and peptides.

These technology platforms have led to the development of Nutra Pharma's Immunokine, which has been observed to improve function and relieve disabling symptoms across the spectrum of MS patients. While results are preliminary and are derived from an uncontrolled, open-label study, the findings are quite promising. Patients and their treating physician have reported some profound results.

The Immunokine is clearly well-tolerated. In contrast to the various beta-interferon formulations, side-effects are minimal. Nutra Pharma's drug may produce functional improvement and relief of some major MS symptoms -- benefits that are not provided by the approved disease-modifying agents. If controlled clinical trials confirm those observations, the agent could have a profound effect on patients' lives. And the drug, once approved, should be quite successful. If the Immunokine is also shown to retard disease progression, the clinical case would be even more compelling.

                      Strategy for Commercial Development

Nutra Pharma's strategy is to raise sufficient capital to support the approved Phase I and II clinical trials using two financing rounds. The rounds will be priced to incorporate the increased company valuation (an independent analysis will be completed shortly) as it progresses through the trials estimated to take 12-18 months. After which, the Company will raise capital to fund final Phase III trials and concomitant product "rollout" expenses a public offerring and/or licensing deals or partnerships with one or more established pharmaceutical firms. Nutra Pharma's robust product pipeline should position the Company as an attractive candidate for collaborative arrangements.

                               Production Facility

Current manufacturing meets cGMP (Good Manufacturing Practice) standards. GMP is a pre-requisite for all drugs and medical devices, regardless of their classification, as well as the incorporation of drugs and compounds into any vehicle for its delivery to the wound. In order for us to be certain that we are in compliance throughout all the levels of the manufacturing process, periodic reviews are performed on the manufacturing facilities.


                           Product Liability Insurance

The testing, marketing and sale of human health care products entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against us. We have not obtained product liability insurance, and there can be no assurance that the Company will be able to obtain insurance coverage in the future on acceptable terms or that any claims against the Company will not exceed the amount of such coverage.

                              Government Regulation

The production and marketing of the Company's products and its research and development activities are subject to regulation by numerous governmental authorities in the United States and other countries. In the United States, vaccines, drugs and certain diagnostic products are subject to FDA review of safety and efficacy. The Federal Food, Drug and Cosmetic Act, the Public Health Service Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, approval, advertising and promotion of such products. Noncompliance with applicable requirements can result in criminal prosecution and fines, recall or seizure of products, total or partial suspension of production, refusal of the government to approve Biological License Applications ("BLAs"), Product License Applications ("PLAs"), New Drug Applications ("NDAs") or refusal to allow the Company to enter into supply contracts. The FDA also has the authority to revoke product licenses and establishment licenses previously granted.

In order to obtain FDA approval to market a new biological or pharmaceutical product, we must submit proof of product safety, purity, potency and efficacy, and reliable manufacturing capability, which will require us to conduct extensive laboratory, preclinical and clinical tests. This testing, as well as preparation and processing of necessary applications, is expensive, time-consuming and often takes several years to complete. There is no assurance that the FDA will act favorably in making such reviews. We may encounter significant difficulties or costs in their efforts to obtain FDA approvals, which could delay or preclude us from marketing any products that it may develop. The FDA may also require postmarketing testing and surveillance to monitor the effects of marketed products or place conditions on any approvals that could restrict the commercial applications of such products. Product approvals may be withdrawn if problems occur following initial marketing, such as, compliance with regulatory standards is not maintained. With respect to patented products or technologies, delays imposed by governmental marketing approval processes may materially reduce the period during which we will have the exclusive right to exploit patented products or technologies. See "Patents and Other Rights." Refusals or delays in the regulatory process in one country may make it more difficult and time consuming for us to obtain marketing approvals in other countries.

The FDA approval process for a new biological or pharmaceutical drug involves completion of preclinical studies and the submission of the results of these studies to the FDA in an IND, which must be approved before human clinical trials may be conducted. The results of preclinical and clinical studies on biological or pharmaceutical drugs are submitted to the FDA in the form of a BLA, PLA or NDA for product approval to commence commercial sales. In responding to a BLA, PLA or NDA, the FDA may require additional testing or information, or may deny the application. In addition to obtaining FDA approval for each biological or chemical product, an Establishment License Application ("ELA") must be filed and the FDA must inspect and license the manufacturing facilities for each product. Product sales may commence only when both BLA/ PLA/ NDA and ELA are approved.

In certain instances in which a treatment for a rare disease or condition is concerned, the manufacturer may request the FDA to grant the drug product Orphan Drug status for a particular use. In this event, the developer of the drug may request grants from the government to defray the costs of certain expenses related to the clinical testing of such drug and be entitled to marketing exclusivity and certain tax credits. We may seek Orphan Drug designation in the future for proposed products. If these products are the first such products approved, we may be entitled to seven year marketing exclusivity in the U.S. for these products once regulatory approval has been obtained. The seven year period of exclusivity applies only to the particular drug for the rare disease or condition for which the FDA has designated the product an Orphan Drug. Therefore, another manufacturer could obtain approval of the same drug for an indication other than the Company's or could seek Orphan Drug status for a different drug for the same indication.

Sales of biological and pharmaceutical products and medical devices outside the United States are subject to foreign regulatory requirements that vary widely from country to country. Whether or not FDA approval has been obtained, approval of a product or a device by a comparable regulatory authority of a foreign country must generally be obtained prior to the commencement of marketing in that country.

The Company is also subject to regulation by the Occupational Safety and Health Administration ("OSHA") and the Environmental Protection Agency ("EPA") and to regulation under the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other regulatory statutes, and may in the future be subject to other federal, state or local regulations. The Company believes that it is in compliance with regulations regarding the disposal of its biological, radioactive and chemical waste. The Company voluntarily complies with NIH guidelines regarding research involving recombinant DNA molecules. Such guidelines, among other things, restrict or prohibit certain recombinant DNA experiments and establish levels of biological and physical containment that must be met for various types of research.

                                     Property

The company maintains offices at 1850 NW 69th Ave., Suite 1, Plantation, Florida 33313.

                                     Patents

Patents covering the manufacturing process have been filed; the first was recently issued. A new formulation of the modified protein may also prove effective when administered orally. The Company has recently developed a new spray "puffer" that permits efficient delivery of the agent through the oral mucosa. Patent applications have been filed. Oral delivery may provide MS patients with an additional "quality of life" benefit by eliminating or decreasing the requirement for routine injections.

US Patent #5,989,857 was granted in November 1999 with 10 claims. It describes a method for preparing a bioactive polypeptide (protein) in a stable, inactivated form, by treating the protein with ozone. The process causes the reduction of intermolecular disulfide bonds resulting in modified biological activity. The reversion of the protein to its original activity is not possible. The patent claims cover all proteins modified in this way with a special emphasis on venom-derived proteins that when injected into a host induce an immune reaction or displays anti-viral activity.

US Patent #5,512,278 was granted in 1996 and encompasses the formulation of a cream base which can be employed not only in OTC applications but serves as a topical delivery vehicle. The cream base has demonstrated the ability to incorporate therapeutic proteins in a stable environment. The Company's lead drug, Alpha-Immunokine has been administered in this vehicle for the treatment of shingles and psoriasis. With the demonstration that Alpha-Immunokine can inhibit the infection of HIV, it could be employed in a prophylactic role.

Patents in process include the Buccal Delivery System for oral administration of protein drugs and the Immunokine Composition and Method patent application.

Competition

The biotechnical market is extremely competitive. In seeking to manufacture, distribute and market the various products we intend to develop from the uses of the Alpha-Immunokine compound, we face competition from established pharmaceutical companies such as Schering AG, Biogen, Elan, among others. All of our potential competitors in this field have considerably greater financial resources than Nutra Pharma Corp.

Worldwide, the potential market for MS therapies is several billion dollars. In the U.S. many patients with relapsing forms of MS are not receiving approved 'disease-modifying' therapies (Betaseron, Avonex, or Copaxone). In most other countries where MS is prevalent, including Western Europe and Canada, penetration of that segment of the MS population remains modest. And the immunomodulatory drugs are used almost exclusively in relapsing forms of MS. Worldwide, only a handful of patients with progressive forms of the disease are on an approved disease-modifying therapy. [Betaseron was recently approved in Europe and Canada for the treatment of certain patients with secondary-progressive MS.] Nevertheless, sales of the beta-interferons and copaxone for MS surpassed $900 million in 1998 and should approach $1.3 billion this year.


                                    Employees

As of September 4, 2002 Nutra Pharma Corp. had nine full time employees, three of which are engaged in management and product development, three full time clerical employee, and three management employees.
Legal Proceedings

None


                                   MANAGEMENT

                 Executive Officers, Key Employees and Directors

The members of the Board of Directors of Nutra Pharma Corp. serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors.

The current executive officers, key employees and directors of Nutra Pharma Corp. are:



Name                         Age                     Position
----------------             -----            --------------------------------
Harold R. Crews, Ph.D.        67            Chief Executive Officer

Dr. Edith Martin              57            President

Suzanne Mundschenk            64            Vice President

Michael D. Flax               47            Director

Soram Singh Khalsa, M.D.      50            Director, Chairman, Medical
                                            Advisory Committee
Zirk Engelbrecht              45            Chairman of the Board of Directors,
                                            Director

Nancy Volpe                   58            Secretary/Treasurer


Harold R. Crews, Ph.D.. Dr. Crews has been the Chief Executive Officer of Nutra Pharma since his appointment by the Board of Directors on July 11, 2002. For the past several year, he has served as a Research Scientist of the Charleston Heart Study, Medical college of South Carolina, and has acted as Research Scientist for the Miami Heart Institute. Until only recently, he served as Vice President and Chief Scientific Officer, General Manager and Assistant to the Chairman of the Board of Coulter Corporation. Dr. Crews is the author of 22 U.S. Patents and Patents Pending on medical products and devices. He has published articles in the fields of Lipid Metabolism, Macromolecular Cellular Biochemistry and Heperin Therapy. He is a member of the American Association of Clinical Chemists, the American Association for the Advancement of Science, the New York Academy of Sciences, the American Management Association, and the International Society of Molecular Morphology. He received degrees from South Georgia College, Georgia Southwest College,the Medical College of South Carolina, the University of Miami, the University of Pennsylvania, The Wharton School, and from Walden University.

Dr. Edith Martin. Dr. Martin has been the President of Nutra Pharma since her appointment by the Board of Directors on August 12, 2002. Through July, 2002, she served on the board of directors and the audit, compensation of stock committees of Immunex Corporation, a biotech organization in the field of immunology. Since October, 2000, she has served as a director of Heska Corporation. From March, 1999 through March, 2000, Dr. Martin was Chief Information Officer and Vice President of Halliburton Company. She served as Chief Information Officer and Vice President at Eastman Kodak from January, 1996 through December, 1997. From 1994 through 1996, she acted as the Executive Vice President and Chief Technology Officer at Sallie Mae. From 1992 through 1994, she served as Vice President and Chief Information Officer of Intelstat. She was a Vice President of Boeing from 1984 through 1992. Prior to 1984, Dr. Martin acted as Deputy Under-Secretary of Research and Advanced Technology for the U.S. Department of Defense. Dr. Martin holds a Ph.D. and an M.S. from Georgia Institute of Technology, and a B.A. from Lake Forest Technology.

Suzanne Mundschenk is the Vice President since August 22, 2002. From 1983 to 2002 she was the VP / Administration of Bio Therapeutics, Inc. (formerly Phylomed) where she was responsible for financial reporting, accounts receivable and payable management and general operation of the facility. She also served as Executive Vice President, Secretary and Director of Laboratory

Sciences Institute from 1983 to 1986. From 1980 to 1982 she was the Foreign Liaison for R&D Systems and headed the acquisition of Hycel Europa, a manufacturer and exporter of blood diluters. She holds an Associates Degree in Arts from College Edouard-Montpetit in Montreal, Quebec, Canada.

Michael D. Flax, D.D.S., M.S., P.A. Dr. Flax is a director of Nutra Pharma Corp. Since November 26, 2001, he was director, president and Chief Executive Officer of Nutra Pharma. From 1986 to the present, he has been self employed in the practice of Endontics in Coral Springs, Florida. Dr. Flax is a diplomat of the American Board of Endontics, a member of the American Association of Endontics, and a Fellow of the American College of Denists. Since 1991, he has served on the board of Directors of Health Star, Inc., and currently serves as director for Paragon Dental Services, Chief Financial Officer of Life Network Engineering Technologies, Inc., Associate Professor, Graduate Endontic Department at Nova South-eastern University School of Dentistry, Faculty Instructor at the University of Pennsylvania, and Faculty Instructor at Temple University. From 1984 through 1986, Dr. Flax served as a part time faculty instructor at the University of Pennsylvania, School of Dental Medicine; Endontic Dept., and was a sub-contractor for general dentistry in Philadelphia, Pennsylvania. From 1981 through 1983, he was a subcontractor for general dentistry in Florida, Long Island and New York City. He holds a certificate from the University of Pennsylvania School of Dental Medicine in Endontics, 1986, a D.D.S. from Georgetown University Dental School, 1981, an M.S. in chemistry from St. John's University, 1977, and a B.A. major in chemistry, minor in engineering from Miami University in Oxford, Ohio. He is licensed to practice dentistry in the states of Florida, Maryland, New York, Pennsylvania, and the District of Columbia.

Soram Singh Khalsa, M.D. is the current director of the Nutra Pharma Corp. since February 6, 2002 and the Chairman of the Medical Advisory Committee. Dr. Khalsa has been employed since 1977 in the practice of Internal Medicine and Functional Medicine and is the current Medical Director of the Khalsa Medical Clinic in Beverly Hills, California, and he is currently on the medical staff of Cedars Sinai Hospital. From 1976 through 1977, Dr. Khalsa served his residency in Internal Medicine at the Hospital of the Good Samaritan in Los Angeles, California. From 1975 through 1976, he served as a resident of Internal Medicine at St. Luke's Hospital in Cleveland, Ohio. From 2001 to the present, Dr. Khalsa has served as a Member of the Outside Scientific Advisory Board for the Center on Botanical Studies, National Institute of Health, and a Member of the Advisory Board, Jewish Hospice Project, Los Angeles. From 2000 to the present, Dr. Khalsa has served as a Member of the Medical Advisory Board , Great Smokies Diagnostic Laboratory, Asheville, North Carolina. From 1998 to the present, he has served as the Medical Director of East-West Medical Research Institute. From 1997 to 1999 Dr. Khalsa served as Chairman of the Executive Steering Committee of Complementary Medicine at Cedars-Sinai Medical Center, and from 1995 through 1997, he served as a Member of the Cedars-Sinai Medical Center Task Force on Complementary Medicine. Dr. Khalsa is a Graduate, cum laude, of Yale College, 1970; a Graduate of the American Institute of Homeopathy, 1973; holds a certificate in the Post Graduate Training Program, Millersville, Pennsylvania, 1973; and is a Graduate of the Case Western Reserve University School of Medicine, 1974.

Zirk Engelbrecht. Mr. Englebrecht has been a director since February, 2002, and is the current Chairman of the Board of Directors. Mr. Engelbrecht holds a degree in Mechanical Engineering, and a certificate from the Council for Scientific and Industrial Research. He is the current President of Suprafin, Inc., since 1995, and the president of Infoplan, Inc., since 1994. From 1989 through 1994, Mr. Engelbrecht served as the Managing Director of Suprafin CC, a financial services and venture capital firm operating in South Africa. From 1983 through 1989, he was employed as the General Manager of Growth Equities, Ltd., and from 1980 through 1983, he worked as a mechanical engineer for the Council for Scientific and Industrial Research. Mr. Engelbrecht has overseen the venture capital phase and public registration of three public companies since 1994, and has managed a venture capital pool with assets of approximately $54 million.

Nancy Volpe. Ms. Volpe is the current Secretary/Treasurer of Nutra Pharma Corp. since November 26, 2001. She has been employed as the office manager of Suprafin, Inc. and Infoplan, Inc., a company involved in investments and venture capital, since February, 1997. From June, 1996 through February, 1997, she was employed as a legal secretary for Offit and Kerrman. From February, 1995 through May, 1996, she was employed as a legal secretary for the Law Office of Marcy Englebrecht.

Item 3. Bankruptcy or Receivership

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

Not Applicable

Item 5. Other Events

As a result of the share exchange agreement, Nutra Pharma Corp. has modified its control persons disclosure, as follows:

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The following table sets forth certain information regarding the beneficial ownership of the shares of Common Stock of Nutra Pharma Corp. as of the date of this disclosure(1), by (I) each person who is known by Nutra Pharma Corp. to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of common stock, (ii) each of Nutra Pharma Corp.'s directors and executive officers, and (iii) all directors and executive officers as a group.

Name and Address                    Number of Shares        Percentage Owned
----------------                    ----------------        ----------------
Opus International, LLC               11,692,556                 28.47%
Marcy Englebrecht
19 Hillsyde Court
Cockeysville, MD 21030

First International Bank               6,240,500                 15.20%
And Trust
42 Kennedy Avenue
Rosseau, Dominica
West Indies

Dr. Michael Flax                       3,000,000                  7.30%
2929 University Dr. #102
Coral Springs, FL  33065

Suzanne Mundschenk                     2,842,500                  6.92%
1850 NW 69th Ave., Suite 1
Plantation, Florida 33313

Dr. Edith W. Martin                    2,500,000                  6.09%
2112 Hidden Ranch Ln.
Jackson, WY  83001

Dr. Soram Sing Khalsa                  1,500,000                  3.65%
Bedford Dr.
Beverly Hills, CA  90210



Officers and Directors                 9,842,500                 23.97%
as a Group

Total Shares Outstanding              41,057,000                100.00%

--------

Item 6. Resignations of Registrant's Directors

None

Item 7. Financial Statements and Exhibits


a. Financial Statements of Business Acquired.

It is impractical to provide the required financial statements of Bio Therapeutics at this time. The registrant intends to file such financial statements as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the Commission.

b. Pro Form Financial Information.

It is impractical to provide the required pro forma financial statements at this time. The registrant intends to file such pro forma consolidated financial statements for itself and its wholly-owned subsidiaries as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the Commission.

c.  Exhibits.

7.1 Definitive Agreement of Exchange of Common Stock dated May 30, 2002, by and among Nutra Pharma Corp. and Bio Therapeutics, Inc.

7.2 Closing Agreement for the Exchange of Common Stock dated August 20, 2002 by and among Nutra Pharma Corp and Bio Therapeutics, Inc.


                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2002

Nutra Pharma Corp.

Zirk Engelbrecht
-------------------------------
By: Zirk Engelbrecht, Chairman,
Board of Directors


                                  EXHIBIT INDEX

Exhibit Description


7.1 Definitive Agreement of Exchange of Common Stock dated May 30, 2002, by and among Nutra Pharma Corp. and Bio Therapeutics, Inc.

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                    AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     AGREEMENT made this 30th day of May, 2002, by and between Nutra Pharma Corp., a California corporation, (the "ISSUER"), and for the benefit of the individual shareholders, (the "SHAREHOLDERS"), which SHAREHOLDERS own of all the issued and outstanding shares of Bio Therapeutics, Inc., a Florida corporation ("Bio Therapeutics").

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1.     EXCHANGE OF SECURITIES.

          i. Subject to the terms and conditions of this Agreement, ISSUER agrees to issue to SHAREHOLDERS, a total of 11,137,139 shares of the common stock of ISSUER, in exchange for 100% of the issued and outstanding shares of Bio Therapeutics, such that Bio Therapeutics shall become a wholly owned subsidiary of the ISSUER. It is understood that Nutra Pharma will exchange $2.40 worth of Nutra Pharma common stock for each share of Bio Therapeutics common stock. In the event that Nutra Pharma's stock price is less than $2.40 per share on the day of closing, additional shares will be issued to reflect $2.40 worth of Nutra Pharma stock for every share of Bio Therapeutics stock.

         ii. The exchange of shares contemplated hereby is intended not to give rise to any taxable income to either Issuer or Shareholders. The parties agree to take all necessary steps to assure that no taxable income results from this transaction.

     2.     REPRESENTATIONS AND WARRANTIES.     ISSUER represents and warrants
to SHAREHOLDERS and Bio Therapeutics the following:

          i.     Organization.   ISSUER is a corporation duly organized,
validly existing, and in good standing under the laws of California, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in California. All actions taken by the Incorporators, directors and shareholders of ISSUER have been valid and in accordance with the laws of the State of California. ISSUER is current in its reporting obligations to the Securities and Exchange Commission.

         ii. Capital. The authorized capital stock of ISSUER consists of 2,000,000,000 shares of common stock, $0.001 par value, of which 30,000,000 are issued and outstanding. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions (with the exception of Rule 144 requirements) and legal or equitable rights of others not a party to this Agreement. Following this closing, there shall be a total of 41,137,139 shares of common stock of ISSUER issued and outstanding and there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of California. Not included in the calculation of outstanding shares are 4,500,000 shares of restricted stock, the issuance of which Issuer has rescinded, and has issued a stop-transfer with its transfer agent. In case Nutra Pharma decides to not complete the acquisition of Bio Therapeutics, Nutra Pharma has agreed to convert all outstanding loans to Bio Therapeutics common stock at a price of $2.40 per share.

      iii. Financial Statements. The financial statements of the ISSUER have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet and the financial statements, and the results of its operations for the periods indicated. ISSUER is current in its filings with the Securities and Exchange Commission.

      iv. Absence of Changes. Since the date of the financial statements filed with the Securities and Exchange Commission, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, with the exception of a dispute which has arisen with the Issuer's joint venture partner, Terra BioPharma, which has raised doubts as to whether the Issuer's current products in development are patentable.

      v. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUERS' financial statement. ISSUER is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving ISSUER or its common stock. There is no dispute of any kind between the ISSUER and any third party, and no such dispute will exist at the closing of this Agreement. At closing, ISSUER will be free from any and all liabilities, liens, claims and/or commitments.

     vi.   Ability to Carry Out Obligations.   ISSUER has the right, power, and
authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by ISSUER of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or
(c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of ISSUER or upon the securities of ISSUER to be acquired by SHAREHOLDERS.

     vii.   Full Disclosure.   None of the representations and warranties made
by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     viii.   Contract and Leases.   ISSUER is not currently carrying on any
business and is not a party to any contract, agreement or lease, except for the joint venture agreement between Issuer and Terra BioPharma, which Issuer has elected to rescind. No person holds a power of attorney from ISSUER.

     ix.   Compliance with Laws.   ISSUER has complied with, and is not in
violation of any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities.

     x.   Litigation.   ISSUER is not (and has not been) a party to any suit,
action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     xi.   Conduct of Business.   Prior to the closing, ISSUER shall conduct
its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities,
(5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

     xii.   Documents.   All minutes, consents or other documents pertaining to
ISSUER to be delivered at closing shall be valid and in accordance with the laws of California.

     xiii.   Title.   The Shares to be issued to SHAREHOLDERS will be, at
closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, shall be issued pursuant to Regulation D, Section 506 and 4(2)of the Act and shall bear a Rule 144 legend. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. The ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

   3. SHAREHOLDERS and Bio Therapeutics represent and warrant to ISSUER the following:

        i.   Capital.   The authorized capital stock of Bio Therapeutics
consists of 20,000,000 shares of common stock, $0.001 par value, of which 11,137,139 are issued and outstanding. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions (with the exception of Rule 144 requirements) and legal or equitable rights of others not a party to this Agreement, except for 27,000 shares reserved for options which have been granted in favor of two Bio Therapeutics employees. Following this closing, there shall be a total of 11,137,139 shares of common stock of BioTherapeutics issued and outstanding, not including 600,000 shares being cancelled subject to litigation. There is also a pending agreement between Bio Therapeutics and a group of shareholders to purchase and retire to Treasury all shares that were subscribed for in a private placement of Bio Therapeutics shares in 2001. There will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating BioTherapeutics to issue or to transfer from treasury any additional shares of its capital stock except as herein setforth. None of the outstanding shares of BioTherapeutics are subject to any stock restriction agreements. All of the shareholders of BioTherapeutics have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida. In case Bio Therapeutics decides not to be acquired by Nutra Pharma, all monies borrowed from Nutra Pharma will be recorded in the books and records of Bio Therapeutics as a current liability.

     ii.   Financial Statements.   The financial statements of the Bio
Therapeutics have been prepared in accordance with generally accepted accounting principles consistently followed by Bio Therapeutics throughout the periods indicated, and fairly present the financial position of Bio Therapeutics as of the date of the balance sheet and the financial statements, and the results of its operations for the periods indicated.

     iii.   Absence of Changes.   Since the end of BioTherapeutics' last
quarter, there has not been any change in the financial condition or operations of Bio Therapeutics, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     iv.   Liabilities.   Bio Therapeutics will not have any debt, liability,
or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that will not be reflected on the Bio Therapeutics' financial statement. Bio Therapeutics is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving Bio Therapeutics or its common stock. There will be no dispute of any kind between the Bio Therapeutics and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Bio Therapeutics will be free from any and all liabilities, liens, claims and/or commitments.

     v.   Ability to Carry Out Obligations.   Bio Therapeutics has the right,
power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Bio Therapeutics and the performance by Bio Therapeutics of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Bio Therapeutics or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Bio Therapeutics to be liable to any party, or (c) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Bio Therapeutics or upon the securities of Bio Therapeutics to be acquired by Nutra Pharma.

     vi.   Full Disclosure.   None of the representations and warranties made
by the Bio Therapeutics, or in any certificate or memorandum furnished or to be furnished by the Bio Therapeutics, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     vii.   Contract and Leases.   (see attached schedule for all contracts and
leases)

     viii.   Compliance with Laws.   Bio Therapeutics has complied with, and is
not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Bio Therapeutics. Bio Therapeutics has complied with all federal and state securities laws in connection with the issuance, sale and distribution of its securities. The management of Bio Therapeutics was not closely involved in the private placement of beforementioned shares offered at $8.00 per share and will therefore offer recision rights to all shareholders that participated in said private placement.

     ix.   Litigation.   (see attached scheduled of all past and current
litigation)

     x.   Conduct of Business.   Prior to the closing, Bio Therapeutics shall
conduct its business in the normal course, and shall not (1) sell, pledge, or assign any assets (2) amend its Articles of Incorporation or Bylaws, (3) declare dividends, redeem or sell stock or other securities, (4) incur any liabilities, (5) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (6) enter into any other transaction.

     xi.   Documents.   All minutes, consents or other documents pertaining to
Bio Therapeutics to be delivered at closing shall be valid and in accordance with the laws of California.

     xii.   Title.   The Shares to be issued to SHAREHOLDERS will be, at
closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, shall be issued pursuant to Regulation D, Section 506 and 4(2)of the Act and shall bear a Rule 144 legend. None of such Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, Bio Therapeutics is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to SHAREHOLDERS.

There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to SHAREHOLDERS, impair, restrict or delay SHAREHOLDERS' voting rights with respect to the Shares.

     xiii.   Organization.   Bio Therapeutics is a corporation duly organized,
validly existing, and in good standing under the laws of Florida, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the Incorporators, directors and shareholders of Bio Therapeutics have been valid and in accordance with the laws of Florida.

     xiv. Shareholders and Issued Stock. Shareholders will deliver 100% of the capital stock of Bio Therapeutics, and enters into this agreement with the full authority and consent.

     xv.   General Obligations.   Following the closing, Bio Therapeutics shall
comply with applicable federal and state securities laws.

     xvi.   Counsel.   SHAREHOLDERS and Bio Therapeutics represent and warrant
that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction.

   4.   INVESTMENT INTENT.   SHAREHOLDERS agree that the shares being issued
pursuant to this Agreement may be sold, pledged, assigned, hypothecate or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of ISSUER. SHAREHOLDERS agree, prior to any transfer, to give written notice to ISSUER expressing his desire to effect the transfer and describing the proposed transfer.

   5. CLOSING. The closing of this transaction shall take place at the offices of BioTherapeutics upon the closing of Issuer's raising of operating capital via a private placement of its securities. Issuer shall raise a minimum of $1,500,000 to a maximum of $5,000,000. The shares of Nutra Pharma and BioTherapeutics being exchanged hereby shall be held by an escrow agent, the identity of which shall be agreed upon by all parties, who shall hold all of the documents called for in section 6 below, and release them only and released upon satisfactory proof of the closing of the minimum amount raised in the private placement, or the written instruction of the parties to this agreement. The parties hereto agree to hold harmless and indemnify the escrow agent from any and all liability which he or she may incur as a result of the holding and distribution of said documents, except for any breach of fiduciary duty.

   6.   DOCUMENTS TO BE DELIVERED AT CLOSING THROUGH ESCROW AGENT.

i.   By the ISSUER

     (1) Board of Directors Minutes authorizing the issuance of a certificate or certificates for 11,137,139 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata ownership of shares in Bio Therapeutics. All certificates shall be delivered promptly after closing.

     (2) Current SEC filings of the ISSUER, which shall include a current balance sheet and statements of operations, stockholders equity and cash flows for the twelve (12) month period then ended.


     (3) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.

     (4) An Opinion Letter from ISSUER's Attorney attesting to the validity and condition of the ISSUER.

     ii.   By SHAREHOLDERS AND Bio Therapeutics:

     (1) Delivery to the ISSUER, or to its Transfer Agent, the issued and outstanding stock of Bio Therapeutics, with fully executed and medallioned stock powers and third party releases.

     (2)   (this item has been deleted)

          7.    PRE AND POST CLOSING COVENANTS

     A. Nutra Pharma has committed to loan up to $500,000 to BioTherapeutics for operating capital. This commitment shall survive this agreement.

     B. All intellectual property held and utilized by BioTherapeutics shall remain the property of the owners thereof.

The board of directors of Nutra Pharma shall consist of seven members, four of which shall be nominated by the board of directors of Nutra Pharma, and three of which shall be nominated by the board of directors of Bio Therapeutics. The board of directors of BioTherapeutics shall consist of the board as presently constituted, plus two additional members nominated by the board of directors of Nutra Pharma.

          8.    MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          iii. Non Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

          vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          vii.  Notices.   All notices, requests, demands, and other
communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

ISSUER:               Kenneth G. Eade, Esq.
                      827 State Street, Suite 12
                      Santa Barbara, CA 93101
                      Phone: (805) 560-9828
                      Fax:     (805) 560-3608

Bio Therapeutics:   ____________________
                    ____________________
                    ____________________
                    Phone:
                    Fax:

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 30th day of May, 2002.

                         Nutra Pharma Corp.

                         By:
                              -----------------------
                              Michael Flax, President

                         Bio Therapeutics, Inc.

                         By:
                              ----------------------------
                              Suzanne Mundschenk, President


7.2 Closing Agreement for the Exchange of Common Stock dated August 20, 2002 by and among Nutra Pharma Corp and Bio Therapeutics, Inc..

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                CLOSING AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     THIS AGREEMENT, made this 20th day of August, 2002, amends that agreement made the 30th day of May, 2002, by and between Nutra Pharma Corp., a California corporation, (the "ISSUER"), and for the benefit of the individual shareholders, (the "SHAREHOLDERS"), which SHAREHOLDERS own of all the issued and outstanding shares of Bio Therapeutics, Inc., a Florida corporation ("Bio Therapeutics") (hereinafter referred to as "The Share Exchange Agreement."), and is intended to effectuate the closing of the Share Exchange Agreement.

     WHEREAS, the Issuer has satisfied its commitment, contained in section 7A of the Share Exchange Agreement to loan up to $500,000 to Bio Therapeutics for operating capital; and

     WHEREAS, Bio Therapeutics has obtained proxies from a majority of its shareholders approving the exchange of shares contemplated by the Share Exchange Agreement;
     NOW, THEREFORE, In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1.     CLOSING OF SHARE EXCHANGE AGREEMENT.

          Subject to the terms and conditions of this Agreement, ISSUER shall issue, on August 21, 2002 ("Closing Date") to SHAREHOLDERS, one share of Issuer's common stock in exchange for each share of Bio Therapeutics common stock, as determined on the Closing Date (which is estimated to be a total of 11,137,139 shares of the common stock of ISSUER,) in exchange for 100% of the issued and outstanding shares of Bio Therapeutics, such that Bio Therapeutics shall become a wholly owned subsidiary of the ISSUER. The certificates representing said shares of Issuer shall initially be delivered to the Board of Directors of Bio Therapeutics, to be ultimately delivered to the SHAREHOLDERS as set forth below, and the shares of Bio Therapeutics shall be delivered to the Board of Directors of Issuer as set forth below. The share exchange agreement shall be deemed closed as of the Closing Date.


     2.     DOCUMENTS TO BE DELIVERED AT CLOSING.


          i.  BY THE ISSUER:

          (1) Board of Directors Minutes and instructions to Issuer's transfer agent authorizing the issuance of a certificate or certificates for 11,137,139 Shares, registered in the names of the SHAREHOLDERS equal to their pro-rata ownership of shares in Bio Therapeutics. All certificates shall be delivered to the Board of Directors of Bio Therapeutics at the Closing Date, to be distributed to SHAREHOLDERS upon receipt by Bio Therapeutics' Board of Directors of each Shareholders' Bio Therapeutics stock certificate and duly executed stock power.

          (3) Such other minutes of ISSUER's shareholders or directors as may reasonably be required by SHAREHOLDERS.


          ii.    BY SHAREHOLDERS AND BIO THERAPEUTICS:


          (1) Delivery to the Issuer's Board of Directors the issued and outstanding shares of Bio Therapeutics, with fully executed and medallioned stock powers and third party releases. This covenant shall survive the closing of the Share Exchange Agreement.

          (2) Such other minutes of Bio Therapeutics shareholders or directors as may reasonably be required by

          3. INDEMNIFICATION OF DAVID AND SUZANNE MUNDSCHENK. The parties hereto agree to indemnify and hold harmless David Mundschenk and Suszanne Mundschenk from any and all liability they may incur as a result of any personal guarantees of the corporate obligations of Bio Therapeutics, Inc., including but not limited to employment agreements and severance agreements that have been approved in principle, and which will be approved at the first consolidated board of directors meeting of Bio Therapeutics and Issuer.
          4.     MISCELLANEOUS.

          i. Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

          ii. No oral change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

          iii. Non Waiver. Except as otherwise provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (I) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

          iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

          v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

          vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

ISSUER:               Nutra Pharma Corp.
                      485 Martin Lane
                      Beverly Hills, CA 90210
                      Phone: (310) 858-7088
                      Fax: (310) 858-7085

Bio Therapeutics:     1850 N.W. 69th Ave., Suite 1
                      Plantation, FL 33313
                      Phone: (954) 321-5553
                      Fax: (954) 321-5630


     viii. This agreement shall be construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 21st day of August, 2002.

                         Nutra Pharma Corp.

                         By:
                              --------------------------------
                              Zirk Engelbrecht, Board Chairman

                         Bio Therapeutics, Inc.

                         By:
                              -----------------------------
                              Suzanne Mundschenk, President

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